UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

Commission File No. 333-177786

REBEL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	45-3360079
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7500A Beach Road, Unit 12-313, The Plaza Singapore 199591	+6562941531
(Address of Principal Executive Offices and Zip Code)	(Registrant’s Telephone Number, Including Area Code)

N/A

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2017, Rebel Group, Inc. (the “Company”) added Teng Chee Keong to its Board of Directors (the “Board”) effective May 12, 2017.

In Connection with Mr. Teng’s appointment, Mr. Teng and the Company entered into Investment Agreement (the “Investment Agreement”) on May 5, 2017, pursuant to which, Mr. Teng agreed to lend US $300,000 to the Company (the “Loan”) with repayment to be made by May 4, 2018, which can be extended to May 4, 2019 at the option of Mr. Teng and has an annual interest rate of 10%. Mr. Teng was appointed to the Board as a condition of the Investment Agreement. Under the Loan, Mr. Teng has the option, in lieu of repayment under the Loan, to convert the Loan into shares of the Company’s Common Stock after the maturity date of the Loan, at a conversion price of $0.50 if the conversion is made within 7 days of the maturity date and at a conversion price of $.60 if the conversion is made within 7 days of the extended maturity date. Mr. Khian Kiee Leong, a member of the Company’s board of directors, agreed to personally guarantee the Loan. Further pursuant to the Investment Agreement, Mr. Teng agreed to subscribe to purchase US $700,000 of shares of the Company’s common stock at a price of $.50 per share for a total of 1,400,000 shares of the Company’s common stock. The Investment Agreement closed on May 12, 2017. The foregoing description of the Investment Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Investment Agreement a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

There are no compensatory arrangements between the Company and Mr. Teng for the services to be provided by him as a director, however, such arrangements are to be negotiated in the future.

Mr. Teng age 43, is a trader and manager, with over 18 years of experience in the oil and gas industry. Over the years, Mr. Teng has held key management positions with various companies. Key appointments include Managing Director of Singapore based G-Fuel, as well as the role of General Manager with SGX listed company Chemoil, one of the world's leading independent oil traders. Mr. Teng was the team leader overseeing Chemoil's trading operations for the Asia Pacific and Middle East regions. Prior to his appointment in Chemoil, Mr. Keong was the trading manager of one of Saudi Arabia's largest independent oil trading firms, Bakri Trading Co. Mr. Teng also served as an analyst in global energy markets with Platts specializing in fuel oil, middle distillates and freight. He has a strong background in risk management, business development and managing partnerships. Mr. Teng holds a Bachelor's degree in Mathematics and Psychology from the National University of Singapore.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No	Description

10.1	Investment Agreement dated May 5, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rebel Group, Inc.

Date: May 12, 2017	By:	/s/ Aan Yee Leong, Justin
Aan Yee Leong, Justin
President, Chief Executive Officer, Director Principal Executive Officer, Principal Financial and Accounting Officer

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